UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2003

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

300 Park Boulevard, Suite 405, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name and address, if changed since last report)

FIRST MIDWEST BANCORP, INC.
FORM 8-K
September 12, 2003

Item 5. Other Events and Regulation FD Disclosure

On September 11, 2003, First Midwest Bancorp, Inc. announced that it had entered into an Agreement and Plan of Merger with CoVest Bancshares, Inc., pursuant to which CoVest will be merged with and into a subsidiary of First Midwest. A copy of the Agreement is attached as Exhibit 99.1 to this report. An Affiliate Agreement, attached as Exhibit 99.2, was also signed as of that date.

Item 7. Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

99.1 99.2

Merger Agreement issued by First Midwest Bancorp, Inc. and CoVest Bancshares, Inc. dated September 11, 2003.

Affiliate Agreement issued by First Midwest Bancorp, Inc. and CoVest Bancshares, Inc. dated September 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: September 12, 2003	/s/ STEVEN H. SHAPIRO
Steven H. Shapiro Executive Vice President

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